EXHIBIT 10.6
                              OPERATING LEASE [920]

                          Dated as of November 24, 1997

                                     between

                           Jet Acceptance Corporation,
                                 as the Lessor,

                                       and

                                  CCAIR, Inc.,
                                 as the Lessee,
                         -------------------------------

                Covering One British Aerospace Jetstream Super 31



The Aircraft covered by this Operating Lease is owned by, and title thereto is held by, First Security Bank, National Association, as trustee (the "Owner-Trustee"), under the Trust Agreement (32-91-4) dated as of June 15, 1991, with AT&T Capital Holdings International, Inc.. and has been leased to Jet Acceptance Corporation pursuant to the Lease Agreement, dated as of June 15, 1991, between the Owner-Trustee and by Jet Acceptance Corporation as Sublessor to, and is subject to a security interest in favor of, the Owner-Trustee under the Assignment of Sublease and Security Agreement, dated as of June 15, 1991 (as such Assignment of Sublease and Security Agreement may be amended or supplemented as permitted thereby). The Owner-Trustee has further assigned this Operating Lease to and has granted a security interest in favor of, State Street Bank and Trust Company of Connecticut, N.A., as Security Trustee under the Security Agreement-Trust Deed, dated as of June 15, 1991 (as such Security Agreement-Trust Deed may be amended or supplemented as permitted thereby), for the benefit of the holders of Secured Notes referred to in such Security Agreement-Trust Deed. This Operating Lease has been executed in several counterparts. To the extent, if any, that this Operating Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Operating Lease may be created through the transfer or possession of any counterpart other than the original counterpart that contains the receipt therefor executed by State Street Bank and Trust Company of Connecticut, N.A., as Security Trustee, on the signature page thereof.


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                                TABLE OF CONTENTS

Section                                                                    Page

SECTION 1.  DEFINITIONS AND INTERPRETATION .....................................

(a)      Definitions ...........................................................
(b)      Terms Defined in the Commercial Supplement ............................
(c)      Interpretation ........................................................
(d)      Inconsistency .........................................................
(e)      Effectiveness .........................................................

SECTION 2.  CONDITIONS PRECEDENT ...............................................

(a)      Acceptance of Aircraft ................................................
(b)      Insurance .............................................................
(c)      Opinion of Counsel ....................................................
(d)      No Defaults............................................................
(e)      Conditions Set Forth in the Commercial Supplement .....................

SECTION 3.  REPRESENTATIONS AND WARRANTIES .....................................

(a)      Mutual Representations and Warranties .................................
(b)      Further Representation and Warranty ...................................

SECTION 4.  TERM; DELIVERY; ACCEPTANCE .........................................

(a)      Term     ..............................................................
(b)      Delivery ..............................................................
(c)      Delay in Delivery - Force Majeure .....................................
(d)      Inspection ............................................................
(e)      Inspection Indemnity ..................................................
(f)      Deficiencies and delays ...............................................
(g)      Acceptance Supplement .................................................

SECTION 5.  RENT

(a)      Basic Rent ............................................................
(b)      Manner of Payment .....................................................

SECTION 6.  NET LEASE ..........................................................

SECTION 7.  DISCLAIMER OF WARRANTIES AND QUIET ENJOYMENT .......................

(a)      Disclaimer of Warranties...............................................
(b)      Quiet Enjoyment........................................................


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SECTION 8.  POSSESSION .........................................................

(a)      Possession ............................................................
(b)      Engines and Propellers ................................................

SECTION 9.  REGISTRATION, INSIGNIA, USE AND OPERATION ..........................

(a)      Registration ..........................................................
(b)      Insignia ..............................................................
(c)      Basing and Geographical Use ...........................................
(d)      Limitations on Use ....................................................

SECTION 10.  MAINTENANCE AND REPAIR ............................................

(a)      General Maintenance Obligations .......................................
(b)      Modifications/Structural Repairs.......................................
(c)      Maintenance of Records.................................................

SECTION 11.  EVENT OF LOSS .....................................................

(a)      Risk of Loss ..........................................................
(b)      Event of Loss of Aircraft .............................................
(c)      Event of Loss of an Engine, Propeller or Part .........................
(d)      Evidence of Conveyance ................................................

SECTION 12.  INSURANCE .........................................................

(a)      Required Insurance ....................................................
(b)      Insurance Requirements for All Policies ...............................
(c)      Deductibles ...........................................................
(d)      Application of Hull Insurance Proceeds ................................
(e)      Insurance for Own Account .............................................
(f)      Certificates ..........................................................
(g)      Reports, Etc ..........................................................

SECTION 13.  LIENS .............................................................

SECTION 14.  RETURN OF AIRCRAFT ................................................

(a)      Return of Aircraft ....................................................
(b)      Fuel     ..............................................................
(c)      Records
(d)      Final Inspection ......................................................
(e)      Storage
(f)      Return Certificate ....................................................


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SECTION 15.  LESSEE GENERAL COVENANTS ..........................................

(a)      Aircraft Information and Inspection ...................................
(b)      Financial and Other Information to be Supplied ........................
(c)      Corporate Existence ...................................................
(d)      Merger, Consolidation .................................................
(e)      General Indemnity .....................................................
(f)      Taxes against Lessor or the Aircraft ..................................
(g)      Further Assurances ....................................................

SECTION 16.  EVENTS OF DEFAULT .................................................

SECTION 17.  REMEDIES ..........................................................

SECTION 18.  MISCELLANEOUS .....................................................

(a)      Applicable Law ........................................................
(b)      Notices
(c)      Judicial Proceedings ..................................................
(d)      Unenforceability ......................................................
(e)      Assignment ............................................................
(f)      Lessor's Rights to Perform for the Lessee..............................
(g)      Survival ..............................................................
(h)      Integrated Agreement ..................................................
(i)      Waivers, headings .....................................................
(j)      Time     ..............................................................
(k)      Counterparts ..........................................................

Exhibit A     Form of Acceptance Supplement.....................................

Schedule I        Aircraft Description..........................................
Schedule II       Time and Cycles...............................................
Schedule III      Aircraft Documentation........................................
Schedule IV       Loose Equipment...............................................
Schedule V        Work Package..................................................

Exhibit B         Form of Return Certificate....................................

Schedule I        Aircraft Description..........................................
Schedule II       Time and Cycles...............................................
Schedule III      Aircraft Documentation........................................
Schedule IV       Return Condition Discrepancies................................

OPERATING LEASE [920], dated as of November 24, 1997 between Jet Acceptance Corporation, a Delaware corporation, as lessor (the "Lessor"), and CCAIR, Inc., a


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Delaware corporation, as lessee (the "Lessee").

         The Lessee and the Lessor agree as follows:

SECTION 1.  DEFINITIONS AND INTERPRETATION.

         (a)      Definitions.

The following terms have the respective meanings set forth below for all purposes of the Lease:

         "Acceptance Supplement" means the Acceptance Supplement in substantially the form of Exhibit A hereto.

         "Address for Payments" means the address for payments to the Lessor set forth on the signature page under the Lessor's signature or such other address as the Lessor may from time to time specify.

         "Air Carrier Operating Certificate" means an air carrier operating certificate issued to the Lessee by the FAA pursuant to Section 44705 of the Federal Aviation Act authorizing, among other things, the commercial passenger operation of aircraft of the same type as the Aircraft under the Applicable FAR.

         "Aircraft" means the Airframe leased pursuant to the Lease together with the Engines, the Propellers and the Loose Equipment.

         "Airframe" means the airframe specified by manufacturer's model and serial number and U.S. registration number in the Acceptance Supplement.

         "Applicable FAR" means Federal Aviation Regulations Part 121.

         "Applicable Law" means, with respect to any Person or thing, any constitution, treaty, statue, law decree, regulation, order, rule or directive of any applicable governmental or judicial entity applicable to such Person or thing.

         "Certificate of Airworthiness" means a standard certificate of airworthiness, transport category, issued by the FAA and of the type required for commercial passenger aircraft operation under the Applicable FAR.

         "Certificated Air Carrier" means an air carrier (as such term is defined in the Federal Aviation Act) holding a certificate of convenience and necessity issued pursuant to Section 41102(a)(1) of the Federal Aviation Act or operating as an air taxi pursuant to an exemption issued under Section 40190(f) of the Federal Aviation Act.

         "Claim" has the meaning specified in Section 15(e).

         "Commercial Supplement" means the Commercial Supplement to this Operating Lease.

         "Default" means any Event of Default or any event or condition which with the passage of time and/or the giving of notice would constitute an Event of Default.

         "Delivery Date" means the date the Aircraft is delivered to and accepted by the Lessee under the Lease, as evidenced by the Acceptance Supplement.

         "Engine" means each engine specified in the Acceptance Supplement until replaced pursuant to Section 11(c) and any engine which may from time to time replace such Engine pursuant to Section 11(c).

         "Event of Default" means each of the events specified in Section 16.

         "Event of Loss" with respect to the Aircraft or any Engine, Propeller or Part means:

                  (i) the actual or constructive total loss thereof;

                  (ii) the loss or theft, hijacking or disappearance thereof for a period of greater than 45 days or any damage or destruction thereto beyond repair or rendition thereof permanently unfit for normal use for any reason whatsoever;

                  (iii) the condemnation, confiscation, or seizure of, or requisition or taking of title thereto;

                  (iv) the requisition or taking of the use thereof by any governmental entity for a period beyond the Basic Term or Renewal Term of the Head Lease, as those terms are defined in the Head Lease;

                  (v) any damage thereof which results in an insurance settlement with respect thereof on the basis of a total loss;

                  (vi) as a result of any rule, regulation, order or other action by the FAA (or any other governmental authority), the use thereof in the normal course of business of passenger air transportation shall have been prohibited or (in the case of the Aircraft) the type certification of British Aerospace Jetstream Series 3200 Model 3201 Turboprop aircraft shall have been terminated, in each case for a period of six consecutive months unless Lessee, prior to the expiration of such six-month period, shall have undertaken or shall cause to be diligently carried forward all steps which are necessary or desirable to permit the normal use thereof by Lessee or, in any event, if such use shall have been prohibited for a period of eighteen consecutive months or is continuing at the end of the Term;

                  (vii) with respect to the Aircraft, the operation or location of the

Aircraft, while under requisition for use by the Government, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by Section 12 hereof, if Lessee shall be unable to obtain indemnity in lieu thereof from the Government in such form as shall be reasonably satisfactory to the Lessor and as shall be comparable to the insurance required to be maintained by Section 12 hereof;

                  provided, that if in the event, facts and circumstances constituting such Event of Loss described in clauses (ii), (vi), or (vii) above shall cease to exist and the Aircraft shall be returned to Lessee in a usable condition prior to the Loss Payment Date (as defined in Section 9(a) of the Head Lease) or the Loss Termination Date (as defined in Section 9(b) of the Head Lease), as the case may be, then such Event of Loss shall, upon the written election of the Lessee delivered prior to such Loss Payment Date or Loss Termination Date, as the case may be, to the Financing Parties, be deemed not to have occurred.

An Event of Loss with respect to the Airframe will constitute an Event of Loss with respect to the Aircraft. Any Part subjected to a pooling arrangement pursuant to Section 8(a)(ii) will be deemed to have suffered an Event of Loss.

         "FAA" means the United States Federal Aviation Administration.

         "Federal Aviation Act" means Subtitle VII (Aviation Programs) of Title 49 of the United States Code.

         "Force Majeure" means acts of God or public enemy, civil, war, insurrection or riot, fire, flood, explosion, earthquake, accident, epidemic, quarantine restriction, law, governmental priority, allocation, regulation or order affecting materials, facilities or any part of the Aircraft, strike or labor dispute causing cessation, slowdown or interruption of work; inability after due and timely diligence to procure equipment, data and materials from suppliers; the late delivery of the Aircraft by a previous lessee; delay due to the requirement to comply with directives or modifications issued by the FAA or other governmental authority under Applicable Law following the date of the Lease; or any other cause beyond the control of Lessor, including, without limitation, any failure by the Owner or any other Financing Party to observe or perform any of its respective obligations under the Head Lease or any other Financing Document provided that such failure is not attributable to any corresponding act or omission of Lessor under any provision thereof.

         "Lease" means this Operating Lease together with the Acceptance Supplement and the Commercial Supplement.

         "Lessor Lien" means any Lien arising from the act or omission of the Lessor not related to the transactions contemplated by the Lease.

         "Lien" means any mortgage, pledge, security interest, lien, encumbrance, title retention agreement or other charge of any kind on real or personal property.

         "Loose Equipment" means all items identified and listed on the Acceptance Supplement as "Loose Equipment".

         "Major Shop Visit" means hard time overhauls (together with hot section inspections, if applicable) at an interval no greater than that interval which is generally recommended by the Engine Manufacturer.

         "Manufacturer" means, with respect to the Airframe or any Engine, Propeller or Part, the manufacturer thereof.

          "Overdue Rate" means as of any date the rate of interest for a "bank prime loan" set forth in Federal Reserve Statistical Release H.15(519) for such date plus 4% per annum, or, if less, the maximum rate of interest permitted by law, calculated on the basis of the actual number of days elapsed in a calendar year.

         "Part" means each of the appliances, parts, accessories, instruments, furnishings, seats and other equipment of any kind (other than Engines or Propellers) initially installed on the Airframe or any Engine or Propeller and each item of Loose Equipment, in each case until replaced pursuant to Section 11(c) and any part which may from time to time replace such Part pursuant to
Section 11(c).

         "Permitted Lien" has the meaning specified in Section 13.

         "Person" means any individual, partnership, limited liability company, corporation, trust, unincorporated organization or governmental entity.

         "Propeller" means each propeller specified in the Acceptance Supplement until replaced pursuant to Section 11(c) and any propeller which may from time to time replace such Propeller pursuant to Section 11(c).

         "Rent" means any Basic Rent or Supplemental Rent.

         "Return Certificate" means a return certificate, substantially in the form of Exhibit B hereto and dated the date the Aircraft is return pursuant to
Section 14.

         "Supplemental Rent" means any amount payable under the Lease other than Basic Rent.

         "Tax" means all taxes (including, without limitation, income, franchise, excise, gross receipts, sales, use occupational capital, value-added, leasing, subleasing, leasing use, subleasing use, landing, airport use, property and stamp taxes and taxes imposed in respect of items of tax preference), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any governmental entity together with any penalties, additions to tax, fines and interest thereon.

         (b)      Terms Defined in the Commercial Supplement.

The terms: "Approved Engine Service Plan", "Approved Maintenance Program", "BAI Term Sheet", "Basic Rent", "Claim Notification Amount", "Cycle", "Damage Payment Threshold", "Delivery Location", "Estimated Delivery Date", "Expiration Date", "Final Delivery Date", "Financing Documents", "Financing Parties", "Flight Hours", "Geographical Limits", "Head Lease", "Head Lessor", "Indemnified Parties", "Insurance Deductible Amount", "Insured Parties", "Legend", "Lien Limitation", "Loss Payee", "Memorandum of Understanding", "Minimum Liability Coverage", "Owner", "Payment Date", and "Stipulated Loss Value"; have the respective meanings set forth in the Commercial Supplement.

         (c)      Interpretation.

Unless otherwise indicated or the context shall otherwise require:

                  (i) references to any Person will include such Person's successors and assigns;

                  (ii) references to the Airframe or an Engine or Propeller includes all parts thereto;

                  (iii) references to any law, rule or regulation will include such provision as amended, modified, substituted, reissued or reenacted; and

                  (iv) references to any agreement will mean such agreement as amended, modified or supplemented from time to time.

         (d)      Inconsistency.

In the event of any inconsistency among the provisions of this Operating Lease, the Acceptance Supplement and the Commercial Supplement, the provisions of the Commercial Supplement will prevail over the provisions of either of this Operating Lease or the Acceptance Supplement and the provisions of the Acceptance Supplement will prevail over the provisions of this Operating Lease.

         (e)      Effectiveness.

The Lease will not be effective, and will not constitute an enforceable obligation of either party hereto, unless and until the Commercial Supplement has been executed and delivered by each of the Lessor and the Lessee.

SECTION 2.  CONDITIONS PRECEDENT.

         The Lessor's obligation to deliver the Aircraft to the Lessee is subject to the satisfaction of each of the following conditions:

         (a)      Acceptance of Aircraft.

The Lessee shall have accepted the Aircraft under the Lease as evidenced by the Lessee's execution and delivery of the Acceptance Supplement;

         (b)      Insurance.

The Lessee shall have furnished to the Lessor certificates of insurance evidencing compliance with the requirements of Section 12 and a report of the Lessee's independent insurance brokers meeting the requirements of Section 12(f);

         (c)      Opinion of Counsel.

The Lessee shall have furnished the Lessor with an opinion of counsel to the Lessee (which opinion and counsel will each be reasonably acceptable to the Lessor) as to the matters set forth in Section 3 insofar as applicable to the Lessee;

         (d)      No Defaults.

The Lessee shall not be in default under the Lease or under any other agreement between or among the Lessee and the Lessor or any of its affiliate companies; and

         (e)      Conditions Set Forth in the Commercial Supplement.

The Lessee shall have satisfied any additional conditions precedent specified in the Commercial Supplement.

SECTION 3.  REPRESENTATIONS AND WARRANTIES.

         (a)      Mutual Representations and Warranties.

Each party represents and warrants to the other that:

                  (i) It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                  (ii) It has the power to execute and deliver, and to perform its obligations under, the Lease and has taken all necessary action to authorize such execution, delivery and performance;

                  (iii) The execution, delivery and performance of the Lease by it do not violate or conflict with any Applicable Law, or provision of its corporate charter or bylaws, any order or judgment of any court or governmental authority applicable to it or any of its assets or any contractual restriction binding on it or affecting any of its assets;

                  (iv) All governmental and other consents that are required to have been obtained by it with respect to the Lease have been obtained, are in full force and effect and all conditions of any such consents have been satisfied; and

                  (v) Its obligations under the Lease constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally).

         (b)      Further Representation and Warranty.

The Lessee further represents and warrants to the Lessor that the Lessee is a Certificated Air Carrier and holds an Air Carrier Operating Certificate and that no action has been instituted or, to the knowledge of the Lessee, threatened by the Department of Transportation, the FAA or any other governmental authority to revoke, suspend or terminate its rights or status as a Certificated Air Carrier or its Air Carrier Operating Certificate.

SECTION 4.  TERM; DELIVERY; ACCEPTANCE.

         (a)      Term.

The lease of the Aircraft will commence on the Delivery Date and, unless sooner terminated or canceled pursuant to the terms hereof, will continue until the Expiration Date (the "Term").

         (b)      Delivery.

Subject to the provisions of the Lease, the Aircraft shall be delivered by Lessor to and accepted by Lessee on the Delivery Date at the Delivery Location or such other location as the parties shall otherwise agree in writing, shall possess a valid Certificate of Airworthiness and shall meet FAA Part 121 equipment requirements. Following Lessee's acceptance of the Aircraft, as evidenced by Lessee's signature of the Acceptance Supplement, Lessee shall ferry the Aircraft to a maintenance facility where the Aircraft, at Lessor's expense, shall undergo the work required to implement the work package set forth in
Schedule V of the Acceptance Supplement.

As at the date of this Lease, Lessor has advised Lessee that delivery of the Aircraft is scheduled to occur on the Estimated Delivery Date. Lessor shall promptly on ascertaining the same, notify Lessee of the actual date when it expects delivery to take place (if it differs from the Estimated Delivery Date).

         (c)      Delay in Delivery - Force Majeure.

Lessor shall have no responsibility or liability for any failure to deliver the Aircraft on the Estimated Delivery Date or thereafter due to the occurrence of an event of Force

Majeure. Upon the occurrence of an event of Force Majeure, Lessor shall promptly notify Lessee of the circumstance thereof and shall use reasonable endeavors to avoid the consequences of such event of Force Majeure. Lessee shall not be entitled to refuse to accept delivery of the Aircraft when tendered by Lessor on the Delivery Date or to cancel its obligation to take the Aircraft on lease from Lessor as a consequence of any delay due to an event of Force Majeure; provided, however, that if as a result of Force Majeure the Aircraft shall not have been delivered to and accepted by Lessee prior to the Final Delivery Date, Lessee shall be entitled by notice in writing to cancel its obligation to take the Aircraft on lease from Lessor.

         (d)      Inspection.

Prior to the Delivery Date, Lessee shall be given an opportunity to inspect the Aircraft at the Delivery Location. If the Aircraft generally accords with the requirements of the Memorandum of Understanding, Lessee shall be obliged to accept the Aircraft. Lessor shall correct any recordable defect and/or non-conformity as promptly as possible after acceptance of the Aircraft by Lessee or, if prompt remedy is not possible, Lessor shall propose a program for the remedy of such defect or non-conformity acceptable to Lessor and Lessee. No such defect or non-conformity shall prejudice or otherwise impair the obligations of Lessee (including without limitation as to the payment of Rent and other amounts) under the Lease.

         (e)      Inspection Indemnity.

Lessee shall indemnify and hold harmless Lessor, the Financing Parties and their respective officers, agents and employees from and against any and all liabilities, damages and losses (including costs and expenses incidental thereto) arising by reason of death or injury to any employee or other representative of Lessee, arising out of, or in any way connected with the inspection of the Aircraft. Notwithstanding the foregoing, Lessee will not be required to indemnify any such Person for any such liability, damage or loss solely attributable to such person's willful misconduct or recklessness.

         (f)      Deficiencies and Delays.

Lessor shall not be liable for any liability, claim, loss, damage or expense of any kind or nature caused directly or indirectly by the Aircraft or any part thereof, by any inadequacy thereof for any purpose or any deficiency or defect therein (except that Lessor shall be liable to remedy any recordable defect and/or non-conformity which it has undertaken to remedy following the Delivery
Date), by the use or performance thereof, by repairs or servicing thereto, by any delay in the delivery thereof for any reason, by any interruption or loss of service or use thereof or by any loss of business or other consequential damage or any damage whatsoever and howsoever caused prior to re-delivery of the Aircraft to Lessor.

         (g)      Acceptance Supplement.

On the Delivery Date Lessee shall, subject to the provisions of Section 4(d), indicate and confirm its unconditional acceptance of the Aircraft for lease under the Lease without any reservation whatsoever (other than in respect of any recordable defect and/or non-conformity which has not been remedied prior to the Delivery Date) by the execution and delivery to Lessor of the Acceptance Supplement. For the avoidance of doubt, Lessee acknowledges that the execution and delivery of the Acceptance Supplement shall constitute conclusive proof of Lessee's agreement to Lessor's remedial program (if any) with regard to any recordable defect or non-conformity.

SECTION 5.  RENT.

         (a)      Basic Rent.

The Lessee will pay Basic Rent in arrears on each Payment Date in the amount specified in the Commercial Supplement.

         (b)      Manner of Payment.

Rent will not be considered as having been paid until the date received by the Lessor at the Address for Payment in immediately available funds consisting of lawful currency of the United States. If any amount of Rent is not so received by the Lessor on the date due, then without prejudice to any other remedy, the Lessor may have hereunder, the Lessee will pay the Lessor, on demand, interest at the Overdue Rate on such amount of Rent from the date due until the date so received.

Rent and any other payments due to Lessor under this Lease shall be paid by wire transfer in immediately available funds to the Address for Payments set forth on the signature page hereto and in accordance with the Second Amendment and Restatement of the Special Account and Disbursement Authorization Agreement dated as of May 28, 1996 by and among the Bank of New York, Lessee, British Aerospace Holdings, Inc., British Aerospace Asset Management, Inc. and Lessor as the same may be amended from time to time. Lessor from time to time by written notice to Lessee, and any Financing Party, upon written notice to Lessee that an Event of Default under this Lease has occurred and is continuing, may designate that such payments be made to such other place, person or person's account as may be set forth in such notice, and any such payment made by Lessee to such other place or person as designated by such Financing Party, as the case may be shall be deemed payment to Lessor for purposed of this Section 5(b).

SECTION 6.  NET LEASE.

         This is a net lease and the Lessee's obligation to pay Rent and to perform all covenants, conditions and agreements as and when required under this Lease shall be absolute and unconditional and at the sole risk, cost and expense of the Lessee and shall not be subject to any abatement, contribution, reduction, set-off, defense counterclaim, interruption, deferment or recoupment for any reason whatsoever.

SECTION 7.  DISCLAIMER OF WARRANTIES AND QUIET ENJOYMENT.

         (a)      Disclaimer of Warranties.

Lessee expressly agrees to take the Aircraft "as is where is". None of the Lessor, any Financing Parties or any of their respective affiliates has made or shall have been deemed to have made and shall not be deemed to have made, and shall be deemed to expressly disclaimed, any representation or warranty, express or implied, as to the airworthiness, value, condition, workmanship, design, operation, fitness for use for a particular purpose of the Aircraft or any Part thereof, as to the absence of latent or other defects, whether or not discovered, as to the absence of any infringement of any patent, trademark or copyright, as to the absence of obligations based on tort including strict liability in tort, whether or not arising from the negligence of Lessor or any Financing Party or any of their respective affiliates, or any other representation or warranty whatsoever, express or implied with respect to the Aircraft or any Part thereof.

         (b)      Quiet Enjoyment.

The Lessor covenants that neither the Lessor nor anyone claiming through or under the Lessor shall at any time during the Term take or cause to be taken any action inconsistent with Lessee's right to quiet enjoyment of, or otherwise interrupt or interfere with the continuing possession, use or operation of, the Aircraft by Lessee. The Lessee acknowledges that its rights under the Lease are subject and subordinate to the Financing Documents and may be terminated by the Financing Parties in the exercise of their rights under the Financing Documents.

SECTION 8.  POSSESSION.

         (a)      Possession.

The Lessee will not lease or sublease, or otherwise in any manner deliver, relinquish or transfer possession of the Aircraft or any Engine, Propeller or Part to any Person without the consent of the Lessor which consent shall not be unreasonably withheld; provided, that the Lessee may:

                  (i) deliver possession of the Aircraft or any Engine, Propeller or Part to the manufacturer thereof or any third party maintenance provider for testing, service, repair, maintenance, overhaul, alterations or modifications to the extent required or permitted by the Lease;

                  (ii) subject any Engine, Propeller or Part removed from the Airframe or any Engine or Propeller in the ordinary course of maintenance, service, repair, overhaul and testing to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of the Lessee's business with any manufacturer, maintenance provider or air carrier; provided, that such Engine, Propeller or Part will be promptly replaced pursuant to
Section 11(c); and provided, further, that if the Head

Lessor's title to or interest in any such Engine or Propeller shall be divested under any such arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine or Propeller, as the case may be, and Lessee shall comply with Section 11(c).

         (b)      Engines and Propellers.

The Lessee will not install any Engine or Propeller on any other aircraft without the consent of the Lessor; provided, that, an Engine or Propeller may be installed on an aircraft owned by or leased or subleased to the Lessee so long as:

                  (i) no Default shall have occurred and be continuing;

                  (ii) the Lessee has operational control over such aircraft;

                  (iii) title to such Engine or Propeller remains vested in the Owner; and

                  (iv) such Engine or Propeller does not become subject to any Lien other than a Permitted Lien.

SECTION 9.  REGISTRATION, INSIGNIA, USE AND OPERATION

         (a)      Registration.

The Lessee will not take any action which would cause the Aircraft to be deregistered from the United States aircraft registry. The lessee will not claim title to, or the right to sell, lease, sublease or otherwise dispose of, the Airframe or any Engine, Propeller or Part and will not claim depreciation allowances or other deductions or tax benefits associated with ownership of the Airframe or any Engine, Propeller or Part.

         (b)      Insignia.

The Lessee will place and maintain in the cockpit of the Airframe and on each Engine a fireproof metal nameplate having dimensions of not less than 150 mm by 100 mm bearing the Legend.

         (c)      Basing and Geographical Use.

The Lessee will not base the Aircraft outside the continental United States shall operate the Aircraft predominantly within the United States and will not use, operate or locate the Aircraft outside the Geographical Limits.

         (d)      Limitations on Use.

The Lessee will not use or operate the Aircraft:

                  (i) in violation of Applicable Law;

                  (ii) for any purpose for which the Aircraft was not designed or is not suitable;

                  (iii) unless the insurance required by Section 12 hereof is in full force and effect or contrary to or inconsistent with the terms, conditions, or warranties of such insurance or in any area excluded from coverage by such insurance; or

                  (iv) in any recognized or threatened area of hostilities unless fully covered by war risk insurance acceptable to Lessor.

SECTION 10.  MAINTENANCE AND REPAIR

         (a)      General Maintenance Obligations.

During the Term, Lessee, at its sole cost and expense, shall service, repair, maintain and overhaul, test or cause the same to be done to the Airframe and each Engine, Propeller and Part:

                  (i) so as to keep such Airframe, Engines, Propellers and Parts in as good operating condition and repair as when delivered to Lessee on the Delivery Date, ordinary wear and tear excepted;

                  (ii) so as to keep the Aircraft in such operating conditions as may be necessary to enable a current valid Certificate of Airworthiness for the Aircraft to be maintained in good standing at all time;

                  (iii) in accordance with all Airworthiness Directives issued by the FAA and all Service Bulletins designated by the Manufacturer as "Mandatory", in each case which are required to be complied with during the Term; and

                  (iv) in accordance with the Approved Maintenance Program.

         (b)      Modifications/Structural Repairs.

                  (i) All structural repairs made to the Aircraft during the Term of this Lease shall be made by the Lessee, at Lessee's sole cost and expense, in accordance with the Manufacturer's approved Structural Repair Manual or other data approved by the Manufacturer and shall be supported by appropriate paperwork in accordance with the Applicable FAR.

                  (ii) Lessee shall, at its sole cost and expense, make such alterations, modifications and additions to the Airframe or any Engine or Propeller as may be required to be made from time to time during the Term by Applicable Law, regardless upon whom such requirements are, by their terms, nominally imposed. No other alterations, modifications or additions to the Airframe or any Engine, Propeller or Part shall be made during the Term without the express prior written consent to the Lessor.

                  (iii) Except for any Engine, Propeller or Part removed from the Airframe or any Engine or Propeller in the ordinary course of maintenance, service, repair, overhaul and testing (which shall be promptly replaced), Lessee shall not remove any Engine, Propeller or Part from the Airframe without the express prior written consent of Lessor.

                  (iv) Title to all parts incorporated on, installed in or attached to added to the Airframe or any Engine or Propeller shall vest without further act in the Owner and become subject to the Financing Documents and this Lease.

         (c)      Maintenance of Records.

Lessee shall keep all logs, manuals, certificates, data and inspection, modifications repair, and overhaul records which are required to be maintained with respect to the Aircraft under to Approved Maintenance Program or under applicable rules and regulations of the FAA, Department of Transportation or other government agency having jurisdiction over the Aircraft.

SECTION 11.  EVENT OF LOSS.

         (a)      Risk of Loss.

The Lessee will bear all risks of loss, theft, damage or destruction of or to the Airframe and each Engine, Propeller and Part.

         (b)      Event of Loss of Aircraft.

If an Event of Loss with respect to the Airframe or the Aircraft occurs, on the first Payment Date occurring at least 30 days after such Event of Loss (or, if earlier, on the Expiration Date) the Lessee will pay to the Lessor the Stipulated Loss Value and such other Rent then due and payable under the Lease. Upon payment in full of the Stipulated Loss Value and such other Rent, if any, the Lease will terminate and the Lessor will cause title to the Aircraft to be conveyed to the Lessee or its designee "AS IS, WHERE IS" and without recourse or warranty express or implied (except for a warranty against Lessor Liens).

         (c) Event of Loss of an Engine, Propeller or Part.

If an Event of Loss with respect to any Engine, Propeller or Part shall occur which does not also involve an Event of Loss with respect to the Airframe, the Lessee will promptly replace such Engine, Propeller or Part with another engine, propeller or part, as the case may be, of the same or an improved make and model, the maintenance condition, maintenance history, records and pattern of usage of which shall be acceptable to the

Lessor and the Lessee will cause title to such replacement engine, propeller or part, as the case may be, to be conveyed to the Lessor its designee free and clear of all Liens. Upon compliance by the Lessee with the requirements to this
Section 11(c), the Lessor will cause title to the replaced Engine, Propeller or Part to be conveyed to the Lessee or its designee, "AS IS, WHERE IS" and without recourse or warranty, express or implied (except for a warranty against Lessor Liens).

         (d)      Evidence of Conveyance.

In the event of any conveyance of title to the Aircraft or any Engine, Propeller, or Part pursuant to this Section 11, each of the Lessor or the Lessee will execute such documents and assurances and take such further action as the other party may reasonably request in order to effect the conveyance of such title and/or the subjecting of any replacement engine, propeller or part to the Lease.

SECTION 12.  INSURANCE.

         (a)      Required Insurance.

The Lessee, at its sole cost and expense, will at all times during the Term maintain in effect with respect to the Aircraft, with insurers of recognized reputation and responsibility reasonably acceptable to the Lessor, hull war risks, spares all risks and third party liability insurance of the type, in the amounts and covering the risks set forth below:

                  (i) Third Party Liability Insurance. Comprehensive aircraft and general liability insurance against third party bodily injury or property damage (including without limitation) contractual liability, cargo liability (up to $1,000,000), passenger legal liability/property damage (including war risk and allied perils clause AV52C (all paragraphs deleted except B) or equivalent coverage and exclusive of manufacturer's product liability insurance)) with respect to the Aircraft for a combined single limit of liability in an amount not less than the Minimum Liability Coverage, or such greater amount as the Lessee may carry from time to time on other similar aircraft in its fleet;

                  (ii) Insurance Against Loss or Damage to the Aircraft. Hull all risk insurance for ground, taxiing and flight on an agreed value basis, excluding war risks and allied perils (but including extended coverage against the type of risks excluded by clauses (c), (e) and (g) of the War, Hijacking and Other Perils Exclusion Clause (AVN 48B)), covering the aircraft for an amount not less than the Stipulated Loss Value from time to time and spares all risk insurance (including allied perils to the extent available) covering Engines and Propellers and Parts temporarily removed from the Airframe.

All such insurance will be of the type usually carried by corporations engaged in the same or a similar business, similarly situated to the Lessee and operating similar aircraft, and will cover such other risks as are customarily insured against by such corporations. If and to the extent that the Lessee maintains war risk and allied perils insurance

(including governmental confiscation insurance) in effect with respect to other similar aircraft in its fleet, the Lessee will maintain such insurance in effect with respect to the Aircraft in an amount not less than the Stipulated Loss Value.

         (b)      Insurance Requirements for All Policies.

The Lessee will cause all policies of insurance carried in accordance with this
Section 12 to name the Insured Parties as additional insureds (including their officers, directors, employees and agents with respect to liability insurance) as their respective interests may appear (it being understood that the Insured Parties have no operational interest). Such policies will provide with respect to the Insured Parties that:

                  (i) none of their respective interests in such policies will be invalidated by any act or omission or breach of warranty of the Lessee or of any other named insured;

                  (ii) no cancellation or lapse of coverage for nonpayment of premium or otherwise, and no material change of coverage which adversely affects the interests of such additional insured, will be effective as to such additional insured until 30 days (or, with respect to war risk insurance such lesser period as may be customary in the London market for such insurance in such area of the world) after receipt by such additional insured of written notice from the insurers of such cancellation, lapse, or change;

                  (iii) the Insured Parties will have no liability for premiums, commissions, calls, assessments or advances with respect to such policies;

                  (iv) the insurers waive any rights of set-off, counterclaim, deduction or subrogation against such Insured Parties and their respective directors, officers, employees and agents; and

                  (v) any other insurance which may be available to any of the Insured Parties will not reduce the amount payable to such Insured Party under such policies, it being warranted by each Insured Party that it will not knowingly effect or authorize the placement of other insurance covering the same subject matter except on a contingency or secondary basis.

         Each hull policy will additionally provide that all proceeds will be payable to the Loss Payee, provided, that any proceeds for a claim not constituting an Event of Loss will be payable as follows: (x) so long as the insurers have not received notice that an Event of Default has occurred and is continuing, so much of such proceeds as do not exceed the Damage Payment Threshold will be payable to the Lessee to be applied to the repair of the Aircraft and (y) the balance, if any, will be payable to the Lessor.

         (c)      Deductibles.

         The insurance required to be maintained by the Lessee pursuant to this
Section 12
may contain deductible amounts in such reasonable amounts as are then applicable to similar owned or leased aircraft in the Lessee's fleet but in no case will such deductibles exceed the Insurance Deductible Amount per occurrence.

         (d)      Application of Hull Insurance Proceeds.

Any payments received by the Lessor or the Loss Payee under policies of hull insurance required to be maintained by the Lessee pursuant to this Section 12, will be applied as follows:

                  (i) If such payments are received with respect to loss or damage (including an Event of Loss with respect to an Engine, Propeller or Part) not constituting an Event of Loss with respect to an Airframe, such payments will be paid over to the Lessee or to any repairer upon receipt by Lessor of satisfactory evidence that the repair or replacement of such loss or damage as contemplated by the Lease has been accomplished and all amounts due in connection with such repair or replacement has been or will be paid; and

                  (ii) If such payments are received with respect to an Event of Loss with respect to an Airframe, so much of such payments as will not exceed the amount required to be paid by the Lessee pursuant to Section 11 hereof will be applied in reduction of the Lessee's obligations to pay such amount if not already paid by the Lessee, and the balance, if any, of such payments will be promptly paid over to, or retained by, the Lessee.

         (e)      Insurance for Own Account.

Nothing in this Section 12 will prohibit the Lessee or any of the Insured Parties from obtaining insurance for their own account and any proceeds payable thereunder will be payable as provided in the insurance policy relating thereto, provided, that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or payment of any insurance required to be obtained or maintained to this Section 12.

         (f)      Certificates.

Lessee shall furnish to Lessor certificates of insurance evidencing compliance with the requirements of this Section 12.

         (g)      Reports, Etc.

The Lessee will begin negotiations for the renewal of each required policy at least 30 days before its expiration. On the Delivery Date and on or prior to the cancellation, lapse or expiration of any of the insurance required to be maintained by this Section 12, the Lessee will deliver to the Lessor satisfactory evidence that the Lessee has either renewed such insurance or has obtained other insurance (which complies with the requirements of this Section
12) in replacement for such insurance together with a report signed by a firm of independent aircraft insurance brokers, appointed by the Lessee and reasonably satisfactory to the Lessor, stating the opinion of such firm that the insurance then carried and maintained on the Aircraft complies with the terms hereof (including, without limitation, with respect to war risk insurance, if required). The Lessee will cause such firm to: (i) advise each Insured Party in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Lessee of which such firm has knowledge and which would in such firm's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on the Aircraft; (ii) advise each Insured Party in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on the Aircraft pursuant to this Section 12 and (iii) confirm to the Lessor that the terms and conditions of any provision for cancellation and automatic termination contained in such policy are in accordance with normal market practice.

SECTION 13.  LIENS.

         The Lessee will not, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine, Propeller, or Part or title thereto or the respective rights, title and interests of the Financing Parties or the Lessor therein or in the Lease except:

         (a) the respective rights of the Lessor, the Lessee and the Financing Parties as provided herein and any Liens created by the Financing Documents;

         (b) the rights of others under agreements or arrangements to the extent expressly permitted in Section 8(a) (ii);

         (c) Liens for Taxes which are either not yet due or being contested in good faith by appropriate proceedings provided that (i) such proceedings do not involve any danger of the sale, forfeiture or loss of the Airframe or any Engines, Propellers or Parts and (ii) the Lessee shall have established reserves in an amount sufficient to satisfy such Liens; and

         (d) material suppliers', mechanics', airports', workers', repairers', employees' or other like Liens arising in the ordinary course of business and for amounts the payment of which are either not yet due or being contested in good faith by appropriate proceedings provided that (i) such proceedings do not involve any danger of the sale, forfeiture or loss of the Airframe or any Engines, Propellers or Parts and (ii) the Lessee shall have established reserves in an amount sufficient to satisfy such Liens; and

         (e) Lessor Liens;

provided, that the aggregate amount of Liens permitted by clauses (c) and (d) will not exceed the Lien Limitation without the prior written consent of the Lessor (Liens described in clauses (c) and (d), only to the extent the same do not exceed in the aggregate the Lien Limitation, are referred to as "Permitted Liens").

SECTION 14.  RETURN OF AIRCRAFT.

         (a)      Return of Aircraft.

On the Expiration Date or, earlier cancellation, expiration or termination of this Lease (other than pursuant to Section 11), the Lessee, at its sole cost and expense, shall, return the Aircraft and all Loose Equipment to Lessor at such location within the continental United States as designated by Lessor, in its sole and absolute discretion, in compliance with each of the following provisions:

                  (i) the Aircraft shall be in as good operating condition, repair and appearance (ordinary wear and tear excepted) as when delivered to the Lessee on the Delivery Date, with all equipment, components and systems functioning in accordance with the applicable manufacturer's specified recommended limits;

                  (ii) the Aircraft shall be fully equipped and configured as of the Delivery Date including, without limitation, with respect to the Aircraft interior, seat covers and cushions, carpet, windows, sidewalls, bulkheads and baggage compartments, and with the same (as identified by the manufacturer's serial number ) Engines and Propellers installed as were originally delivered on the Aircraft on the Delivery Date; provided however, in the event of a replacement of any original Engine or original Propeller pursuant to Section 11, Lessee shall return the Aircraft with such replacement Engine or Replacement Propeller, as applicable;

                  (iii) the Aircraft shall have a current valid Certificate of Airworthiness;

                  (iv) the Aircraft shall be airworthy and in a condition to immediately comply without any qualification or exception for operation in scheduled passenger revenue service in accordance with the Applicable FAR and otherwise be in a condition which demonstrates full compliance with all of the maintenance and repair obligations of the Lessee under Section 10 of this Lease;

                  (v) the Aircraft shall be in compliance (through terminating action) with and shall have accomplished all FAA Airworthiness Directives and Manufacturer's Service Bulletins which are designated "mandatory" and which in either case, require the compliance on or before the Expiration Date (without regard to any deviation, exemption, extension, or waiver which Lessee may have obtained);

                  (vi) the Aircraft shall have had installed all applicable vendor's or manufacturer's service kits delivered free of charge to the Lessee;

                  (vii) the Aircraft shall be in compliance with the Approved Maintenance Program with no open, continued, deferred or placarded items or discrepancies (including, without limitation, minimum equipment list (MEL) and configuration deviation list (CDL) items); provided however, in the event Lessee has been granted any deviation, exemption, extension or waiver for scheduled maintenance with respect to any Engine, Propeller or other Part on the Aircraft beyond the applicable manufacturer's recommended interval for such event, Lessee shall perform a hardtime overhaul at return;

                  (viii) any and all damage (or repairs of damage) to the Aircraft shall be demonstrated by Lessee to the satisfaction of the Lessor, in Lessor's sole and absolute discretion, to be within the Manufacturer's Structural Repair Manual limits;

                  (ix) the Aircraft shall be free of fuel and hydraulic leaks as defined within the Manufacturer's limit over a five (5) consecutive hour period;

                  (x) the Aircraft shall be current on the Manufacturer's recommended Corrosion Preventive Control Program (CPCP);

                  (xi) each Engine Line Replacement Unit (LRU) and each low cycle fatigue unit (LCF) on an Engine shall have time remaining equal to or in excess of the time remaining to the next scheduled overhaul for such Engine;

                  (xii) the Airframe shall have had freshly undergone the same major airframe inspection and all such lesser included airframe inspections as were performed prior to the Delivery Date;

                  (xiii) within the lesser of (x) the ninety (90) day period or
(x) 600 Flight Hours or cycles following return of the Aircraft in accordance with the provisions of this Section 14, no time or calendar controlled component on the Aircraft or any Engine, Propeller or Part shall require a schedule overhaul or replacement, and no Engine shall require a hot section inspection;

                  (xiv) the Aircraft shall be free from all of Lessee's distinctive identification (i.e. name, markings, coloring, stripes, and logos) and the Aircraft will be re-delivered in all-over white exterior paint; provided, however, this requirement shall not be construed to require the Lessee to freshly paint the Aircraft unless its exterior is returned in other than all-over white paint; and

                  (xv) the Airframe and each Engine, Propeller and Part shall be free and clear of all Liens (other than Lessor's Liens).

In addition, at the time of return, Lessee shall comply with any additional return conditions for the Aircraft set forth in the Commercial Supplement.

         (b)      Fuel.

At the times of inspection and return of the Aircraft, the fuel tanks on the Aircraft shall be full.

         (c)      Records.

                  (i) Upon the return of the Aircraft, Lessee shall, at its sole cost and expense, deliver to Lessor all logs, manuals, certificates, data and inspection, modification, repair, and overhaul records which are required to be maintained with respect to the Aircraft under the Approved Maintenance Program or under applicable rules and regulations of the FAA, Department of Transportation or other government agency having jurisdiction over the Aircraft, including, without limitation, those set forth below:

         Records

         1. Current Logbooks recording total time in service for the Airframe and each Engine and Propeller.

         2. Current status of all life-limited parts on the Airframe and each Engine and Propeller including historical records to show total time, origin and service history.

         3. Time since last overhaul, and detailed records including strip reports for that overhaul, for all items required to be overhauled on a specified time basis.

         4. Current inspection status of all scheduled maintenance performed in accordance with the approved program during period of lease.

         5. Current status of all applicable Airworthiness Directives and Mandatory Service Bulletins including method of compliance.

         6. List of all major and minor alterations and repairs performed during period of lease with supporting Supplemental Type Certificate, Form 337, Engineering Order or equivalent approvals.

         7. List of all serialized components changed during period of lease.

         Documents

         1. Current standard FAA Certificate of Airworthiness.

         Manuals

         1. Currently revised Aircraft Flight Manual.

         2. Currently revised Crew Manual or Manufacturers Operations Manual (Vols. 1 & 2).

         3. Weight & Balance Manual with current weight statement.

         4. Other maintenance related manuals supplied under the contract.

         5. Copy of the appropriate sections of Lessee's General Maintenance Manual relating to maintenance and records practices.

                  (ii) Upon return, all such records shall be in full compliance with the Approved Maintenance Program and the Applicable FAR. In the event of missing or incomplete or other otherwise unacceptable records or documentation, Lessee shall be responsible for the full cost of repeating or completing the maintenance tasks reasonably necessary to reproduce records to a standard acceptable to the Lessor under the Approved Maintenance Program and the Applicable FAR.

         (d)      Final Inspection.

Lessee shall remove the Aircraft from service no less than thirty (30) days from the scheduled expiration of the Term in order to permit the Lessor a reasonable period of time to inspect the Aircraft and Aircraft records for compliance with the return conditions contained in this Lease. Within such thirty day period, Lessee, at its sole cost and expense, shall make the Aircraft and Aircraft records available to Lessor for inspection ("Final Inspection") at a location nominated by Lessor in order to verify that the condition thereof complies with the provisions of this Section 14. In the event any required work, repairs or services should delay the return of the Aircraft to Lessor beyond the expiration or earlier termination of the Term of this Lease, Lessor shall notify Lessee in writing and Lessee shall continue to pay Basic Rent and Aircraft Maintenance Payments in the same manner as if there had been no expiration or termination of this Lease until such required work, repair or servicing has been completed and the Aircraft is returned to Lessor as provided in this Section 14. The period allowed for the Final Inspection shall have such duration as to permit the conduct by Lessor, acting diligently, of the following:

                  (i)inspection of all records, logs and other materials referred to herein;

                  (ii) inspection of the Airframe, Engines, Propellers and Parts; and

                  (iii) operational test flights and Engine health checks inclusive of Lessor's representatives as observers as may be necessary for Lessor to determine that the Aircraft is in full compliance with the return conditions specified in this Lease. Lessee shall maintain adequate insurance coverage for such flight or flights in accordance with the terms of this Lease and such additional insurance coverage, if any, as Lessor may reasonably require.

         (e)      Storage.

Upon any expiration or termination of this Lease with respect to the Aircraft, at the written request of Lessor received by Lessee ten (10) days in advance of the date provided for redelivery to Lessor pursuant to this Lease, Lessee shall arrange, or shall cause to be arranged, storage of such Aircraft beyond the Term for a period not exceeding one hundred eighty (180) days, at Lessor's risk and expense.

         (f)      Return Certificate.

At the time the Aircraft is accepted for return by the Lessor, the Lessor and the Lessee shall execute and deliver a Return Certificate in substantially the form attached hereto as Exhibit B, with all blanks completed. In the absence of manifest error or a condition that the Final Inspection would not have reasonably discovered, any information set forth in the Return Certificate shall be conclusive with respect to the condition of the Aircraft at the time of its return.

SECTION 15.  LESSEE GENERAL COVENANTS.

         (a)      Aircraft Information and Inspection.

The Lessee will furnish to the Lessor such information concerning the location, condition, use and operation of, or other matters relating to, the Aircraft as the Lessor may from time to time reasonably request, and the Lessee, at such times as the Lessor may reasonably request, will permit any person or persons designated by the Lessor in writing to visit the property of the Lessee to inspect the Aircraft, its condition, use and operation, and the inspection, modification, overhaul and other records maintained in connection therewith, and to obtain copies of such records, at such person's or persons' expense.

         (b)      Financial and Other Information to be Supplied.

The Lessee agrees to furnish to the Lessor:

                  (i) as soon as possible and in any event within 10 days after the occurrence of any Default or Event of Loss or any event which is expected to result in a claim under any insurance required by Section 12 in excess of the Claim Notification Amount, a certificate of a responsible officer of the Lessee setting forth in reasonable detail the nature of such Default, Event of Loss or event;

                  (ii) as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Lessee, a balance sheet of the Lessee as of the end of such quarter and related statements of income, shareholders' equity and changes in financial condition of the Lessee for such quarter and for the portion of the year ending with the end of such quarter, certified (subject to year-end audit adjustments) by the chief financial officer of the Lessee as having been prepared in accordance with generally accepted accounting principles and practices;

                  (iii) as soon as available, and in any event within 90 days after the end of each fiscal year of the Lessee, a copy of the balance sheets of the Lessee as of the end of such fiscal year and related statements of income, shareholders' equity and changes in financial condition of the Lessee for such fiscal year, certified by independent certified public accountants of national standing as having been prepared in accordance with generally accepted accounting principles and practices consistently applied (except as noted therein; provide that any changes in accounting principles or practices must be approved by such accountants);

                  (iv) prior to the beginning of each fiscal year and updated thereafter as necessary to reflect material changes, an annual budget, forecasting on a monthly basis the consolidated balance sheet and consolidated statements of income and cash flows;

                  (v) within 45 days after the end of each quarter, reports of aircraft summary statistics for that quarter, identified by route and fleet type, including: passengers enplaned, passenger revenue, ASM's, RPM's, load factor, yield, cost per ASM, break-even load factor, flight hours, block hours, operating expenses per block hour, number of aircraft in revenue service, cities served, daily utilization, departures scheduled, departures completed, average stage length, average passenger haul, dispatch reliability, maintenance delay/cancellations, daily average utilization, and average flight hours per cycle;

                  (vi) from time, such other information relating to its financial, operational or business affairs or conditions as the Lessor may reasonable request;

                  (vii) as soon as possible, and in any event within 10 days, after the Lessee obtains knowledge thereof, notice of the commencement of any administrative or judicial proceedings by the Department of Transportation, the FAA or any other governmental authority to suspend, revoke, terminate or materially restrict the Lessee's status as an Certificated Air Carrier or its Air Carrier Operating Certificate;

                  (viii) as soon as possible after the Lessee obtains knowledge of any accident which is required to be reported as an "aircraft accident" as defined in 49 CFR Part 830 connected with the use, operation or malfunction of the Aircraft, including a summary of such "aircraft accident"; and

                  (ix) promptly upon request such information as may be necessary to file any required reports with any governmental authority because of Lessee's use or operation of the Aircraft.

         (c)      Corporate Existence.

The Lessee will at all times maintain its corporate existence, its rights and status as a Certificated Air Carrier and its Air Carrier Operating Certificate. The Lessee will not change its corporate name or operate under an assumed name or relocate its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code) unless it has given the Lessor thirty days prior written notice of such action.

         (d)      Merger, Consolidation.

The Lessee will not consolidate with or merge into any other corporation unless the Lessee is the survivor, there is no material adverse affect on the Lessee's financial condition or its ability to perform its obligations under the Lease and no Default has occurred and is continuing (or would occur as a result of such consolidation or merger).

         (e)      General Indemnity.

The Lessee hereby agrees to assume liability for, and to defend, indemnify, protect, save and keep harmless each Indemnified Party on an after-tax basis from and against, any and all claims, proceedings, losses, liabilities, suits judgments, costs, expenses (including reasonable attorneys fees and expenses), penalties or fines (each a "Claim") other than Claims arising out of the liability of Lessor as a manufacturer, repairer, supplier, or servicing agent of the Aircraft, which may at any time be suffered or incurred, directly or indirectly, as a result of or connected with the leasing, possession, use, maintenance, repair or operation of the Aircraft during the Term of the Lease. Notwithstanding the foregoing, the Lessee will not be required to indemnify an Indemnified Party for any Claim solely attributable to (i) such Indemnified Party's own willful misconduct or gross negligence, (ii) a Lessor Lien, (iii) any breach or default in a Financing Document which does not result from a Default under the Lease, (iv) acts, omissions or events that occur after full and final compliance by the Lessee with all the terms of this Lease unless such claim arises out of and relates to an act, omission or event occurring prior to the such date, (v) acts, omissions or events that occur after the date on which the Aircraft or any Part of the Aircraft is no longer subject to this Lease, or
(vi) any failure on the part of Lessor to comply in any material respect with any term of this Lease or any agreement relating hereto.

         (f)      Taxes Against Lessor or The Aircraft.

                  (i) Lessee agrees that each rental payment as required by
Section 5 of this Sublease shall be free and clear of withholdings of any nature whatsoever, and in the event Lessee shall be required by law to make any such withholdings from any such payments (x) the sum payable shall be increased as may be necessary so that after making all required payments Lessor receives an amount equal to the sum it would have received had no withholding been required,
(y) the Lessee shall make such withholdings and (z) the Lessee shall pay the full amount withheld to the relevant taxation authority or other authority in accordance with relevant law and notify Lessor of the amount of such withholding tax, and provide Lessor with a receipt or other document appropriately evidencing payment of such withholding tax. In addition and without prejudice to the foregoing sentence, Lessee hereby assumes liability for and shall pay on demand, indemnify, protect, defend, save and keep Lessor harmless on an after-tax basis from and against any and all fees and Taxes together with any penalties, fines or interest thereon (all of the foregoing being herein collectively called "Impositions") imposed against Lessor, Lessee or the Aircraft or any part thereof or interest therein by any Federal, state or local government or taxing authority or by any foreign government, foreign governmental subdivision, or other foreign or international taxing authority:
(w) upon or with respect to the Aircraft or any part thereof or any interest in the Aircraft or any part thereof; or (x) upon or with respect to the manufacture, acquisition, construction, importation, installation, purchase, delivery, ownership, lease, sublease, possession, rental, use, operation, transportation, financing, insuring, improvement, return sale, replacement, storage or transfer of title, return of other disposition of the Aircraft or any part thereof; or (y) upon or with respect to the rentals, receipts, earnings or gains arising from the Aircraft or any part thereof or the income or proceeds with respect to the Aircraft; or (z) upon or with respect to this Sublease or any other Financing Document or any payment made pursuant thereto including the performance of any of the transactions, obligations or indemnities contemplated hereby and thereby, or the issuance, acquisition or transfer of the Notes, excluding, however;

(A) Impositions which are based on, or measured by, the net income of Lessor to the extent imposed by the United States of America;

(B) Impositions which are based on, or measured by, the net income of Lessor to the extent imposed by any state, city or municipality in which Lessor's principal office is located or by any political subdivision of such state, city or municipality;

(C) Impositions which are imposed with respect to any period, or with respect to any act, occurring after the termination of this Sublease and the return of the Aircraft to Lessor in the manner and condition required by Section 14 hereof and otherwise in accordance with the provision of this Sublease;

So long as no Default or Event of Default has occurred and is continuing, any Impositions imposed as a result of a transfer of other disposition by Lessor of its interest in the Aircraft or the Sublease or any part thereof to the extent such Impositions exceed those that would have been imposed had not such transfer or disposition occurred; provided, that Lessee agrees to pay any such Impositions referred to in the foregoing clauses which are in substitution for or relieve Lessor from any Impositions or indemnity therefor which Lessee would otherwise be obligated to pay under the terms of this Section 15(f) and provided, further, that, with respect to this Section 15(f), if any Imposition for which Lessee would be required to indemnify Lessor, if imposed on Lessor, is imposed on another Indemnified Party, Lessee shall indemnify Lessor for the amounts payable by Lessor to such other Indemnified Party under the Head Lease or any other Financing Document;

Intangible or similar taxes; and

(F) Taxes that result from the willful misconduct or gross negligence of an Indemnified Party or a breach of any Indemnified Party of any representation, warranty or covenant of such Indemnified Party set forth in this Lease or any related document, provided that this clause (F) shall not apply if such breach results from a breach by Lessee of any of its representations, warranties or covenants, and Lessor or any other Indemnified Party, to the extent permitted by law, shall have no duty to avoid any such

Taxes or mitigate the damages that would otherwise follow from such breach.

                  (ii) With respect to any payment or indemnity under this
Section 15(f), such payment or indemnity shall include any amount necessary to hold Lessor harmless on a net after-tax basis (taking into account any tax benefit or detriment realized by Lessor as a result of such payment) from all taxes required to be paid by Lessor with respect to such payment or indemnity under the laws of any Federal, state or local government or taxing authority in the United States of America or any territory or possession thereof or any foreign government, foreign governmental subdivision, or foreign or international taxing authority. In case any report or return is required to be filed with respect to any obligation of Lessee, Lessee will promptly notify Lessor of such requirement and to the extent permitted by Lessor, Lessee will either make such report or return in such manner as will show the ownership of the Aircraft in Lessor or will notify Lessor of such requirement and make such report or return in such manner as shall be satisfactory to Lessor.

                  (iii) Upon the commencement of any proceeding (including the written claim or written threat of any proceeding) involving one or more Impositions with respect to which Lessee has an indemnification obligation pursuant to this Section 15(f), Lessor shall promptly, upon receiving written notice thereof, given notice of such commencement to Lessee; provided, however, that the failure by Lessor to so notify Lessee shall not relieve Lessee of any liability that it may have hereunder but, any payment by Lessee under this
Section 15(f) shall not be deemed to constitute a waiver or release of any right or remedy (including any remedy of damages) which it may have against Lessor if, solely as a result of the failure by Lessor to give it notice in accordance with this paragraph 15(f)(iii), it is unable to contest the liability indemnified against. Upon receipt of an indemnity satisfactory to Lessor, the Lessee shall be entitled to require that such claim be contested, at the expense of the Lessee (including, without limitation, all costs, expenses, losses, legal and accounting fees and disbursements), by, at the option of Lessor's sole discretion (after consultation with the Lessee), (x) resisting payment thereof if Lessor shall determine such course of action to be appropriate, (y) not paying the same except under protest, if protest is necessary or proper, or (z) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and/or judicial proceedings. In addition, the Lessee shall be entitled (A) in any proceeding that involves solely a claim for one or more Impositions indemnified under this Section 15(f) to assume responsibility for and control thereof; (B) in any proceeding involving a claim for one or more Impositions indemnified under this Section 15(f) and other claims related or unrelated to the transactions contemplated by the Sublease, to assume responsibility for and control of such claim for an Imposition to the extent that the same may be and is severed from such other claims (and Lessor shall use reasonable efforts to obtain such severance unless, in the opinion of counsel for Lessor, such severance or assumption of responsibility and control by the Lessee may adversely affect the resolution of such other claims); or (C) in any other case, to be consulted by Lessor (who shall consider, in good faith, all reasonable requests of the Lessee) with respect to all proceedings; provided, however, that the Lessee shall, if so requested by Lessor, assume responsibility for and control of such claim and the portion of the cost of defending any such nonseverable claim not indemnified against which is allocated to Lessor shall be for the account of Lessor. Notwithstanding any of the foregoing, (A) the Lessee shall not be entitled to assume the responsibility for and control of any proceedings if (x) such Imposition relates in any way to the business of Lessor, other than the ownership and leasing of the Aircraft and Engines, or (y) the claims, in the opinion of independent counsel for Lessor, have a possibility of compromising or jeopardizing any substantial interest of Lessor other than those relating to the ownership and leasing of the Aircraft and Engines, and (B) Lessor shall not be required to contest, or continue to contest after such contest has begun, any Imposition if (w) a Default or any Event of Default shall have occurred and be continuing under the Sublease, (x) the Impositions involved are less than $50,000 in the aggregate in the period of one year provided, that such amount shall be reduced by the amount of any tax indemnity payments made in respect of such Imposition with respect to prior taxable periods and by the estimated amount, in the opinion of Lessor, of any such tax indemnity payments for subsequent taxable period, (y) such proceedings, in the opinion of Lessor, will involve any possibility of the sale, forfeiture or loss of the Aircraft or any part thereof, or the Lessor has exercised or is in the process of exercising any of the remedies contained in Section 18 of the Head Lease, or (z) the Lessee shall not have furnished Lessor with an opinion of independent counsel reasonably satisfactory to Lessor to the effect there exists a meritorious basis for contesting such Imposition. Lessor may participate at its own expense in any proceeding controlled by the Lessee pursuant to the preceding provision. If Lessor shall elect to contest any claim by paying the Impositions and seeking a refund thereof, then the Lessee shall furnish Lessor with the funds necessary to pay the Impositions.

Nothing contained in this Section 15(f) shall require Lessor to contest or permit the Lessee to contest a claim which it would otherwise be required to contest pursuant to this Section 15(f) if Lessor shall waive payment by the Lessee of any amount that might otherwise be payable by the Lessee under this
Section 15(f) by way of indemnity in respect of such claim.

                  (iv) Lessor shall supply the Lessee with such information requested by the Lessee as is necessary or advisable for the Lessee to control or participate in any proceeding to the extent permitted by this Section 15(f). Unless a Default or an Event of Default has occurred and is continuing under the Sublease, Lessor shall not enter into a settlement or other compromise with respect to any Imposition which it is required to contest hereunder without prior written consent of the Lessee, which consent shall not be unreasonably withheld or delayed, unless Lessor waives its right to be indemnified with respect to such Imposition under this Section 15(f), and any such settlement or concession of such Imposition by Lessor without the Lessee's prior written consent shall be deemed a release of the Lessee of its obligation to indemnify Lessor solely with respect to such Imposition.

                  (v) If Lessor shall obtain a repayment of any Imposition paid by the Lessee pursuant to this Section 15(f), and if no Default or Event of Default under the Sublease shall have occurred and be continuing, Lessor shall promptly pay to the LESSEE the amount of such repayment, together with any interest (other than interest for the period, if any, after such Imposition was paid by Lessor) until such Imposition was paid or reimbursed by the Lessee; provided, however, that such amount shall in no event be payable before such time as the Lessee shall have made all payments and indemnities then due under this Sublease; provided, further, however, that the aggregate amount of all payments made by the Lessee pursuant to this Section 15(f) hereof with respect to such Imposition.

                  (vi) If Lessor utilizes an Imposition indemnified under this
Section 15(f) which is imposed by any foreign government or taxing authority or governmental subdivision of a foreign country as a credit against United States Federal or any other income taxes otherwise payable by Lessor assuming for this purpose that Lessor utilizes first, all foreign taxes (including foreign taxes which are carried over to the taxable year for which a determination is being made other than those arising out of the transactions contemplated by this Sublease), then Lessor shall pay to the Lessee an amount equal to the reduction in its United States Federal or any state income taxes resulting from such utilization; provided, however, that the amount payable with respect to any Imposition pursuant to this Section 15(f)(vi) shall not exceed the amount previously paid by the Lessee with respect to such Imposition pursuant to this
Section 15(f). If the utilization as a credit by Lessor of such Imposition later results in (x) the expiration of any foreign tax credit carryovers or carrybacks of Lessor that would not otherwise have expired, or (y) the inability of Lessor to use another foreign tax as a credit against United States Federal income taxes for a particular year if such tax would otherwise have been utilized (either in the current year or by way of carryback or carryover), then the Lessee shall, upon demand, pay to Lessor the amount of such Impositions. Any determination as to the utilization of Impositions as a credit shall be made in good faith by Lessor, which determination shall be conclusive and binding on the Lessee in the absence of manifest error.

                  (vii) The Lessee agrees to use its best efforts to obtain official receipts indicating the payment of all foreign taxes that are subject to indemnification under this Section 15(f) and shall promptly send to Lessor each such receipt obtained by the Lessee.

In the event Lessee shall fail to make any payment or to do any act as herein provided, then Lessor shall have the right, but not the obligation, without notice to or demand upon Lessee, and without releasing Lessee from any obligation hereunder, to make or do the same, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in Lessor's judgment places the Head Lessor's title to the Aircraft, any Financing Party's security interest in the Aircraft, Lessor's leasehold interest in the Aircraft, or Lessee's possession of the Aircraft in jeopardy and in exercising any such rights, incur any liability and expend whatever reasonable amount Lessor, the Head Lessor or such Financing Party in their respective absolute discretion may deem necessary therefore. All sums so incurred or expended or reimbursed by Lessor shall be, without demand, immediately due and payable by Lessee and shall bear interest at the Overdue Rate.

                  (ix) The provisions of this Section shall survive the expiration or termination of this Sublease and the other Operative Documents but only to the extent that the event or the last of a series of events giving rise to any Imposition imposed against Lessor shall have occurred prior to the return of the Aircraft to Lessor upon the expiration or termination of this.

                  (x) For purposes of Section 15(e) and this Section 15(f), "Lessor" shall include all corporations making a consolidated or combined return in which Lessor is included and the agents, employees, servants, successors and assigns of any thereof.

                  (xi) Lessee further agrees that neither Lessee, nor any affiliate thereof, nor any user or person in possession of the Aircraft will take, directly or indirectly, any action or any position on any tax return or other document inconsistent with the assumptions in Section 1 of the Tax Indemnification Agreement and the Lessee and each affiliate of Lessee and each user or person in possession of the Aircraft will file those returns, take those actions and execute those documents that may be reasonably necessary to facilitate accomplishing the intent underlying those assumptions. In addition, without limiting the generality of the foregoing, the Lessee shall furnish Lessor within 30 days after the end of each calendar year, included in whole or in part in the term, a report with respect to the location of the Aircraft during such calendar year in sufficient detail to enable the Head Lessor to determine the portion of income and deductions with respect to the transaction approximately treated as allocable to the United States within the meaning of
Section 861 of the Code.

         (g)      Further Assurances.

The Lessee will promptly execute and deliver such further documents and assurances and take such further action as the Lessor may from time to time reasonable request in order effectively to carry out the intent and purpose of the Lease.

SECTION 16.  EVENTS OF DEFAULT

         The following events will constitute Events of Default:

         (a) The Lessee shall fail to make any payment of Rent when the same shall have become due;

         (b) The Lessee shall fail to carry and maintain insurance on or with respect to the Aircraft in accordance with the provisions of Section 12; or

         (c) The Lessee shall fail to perform or observe any covenant, condition or agreement to be performed by it under Section 8(a), Section 9(c), Section 13,
Section 15(c), Section 15(d) or Section 18(e)(i); or

         (d) The Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of 30 days; or

         (e) Any representation or warranty made by the Lessee in the Lease shall prove to have been incorrect in any material respect at the time made; or

         (f) A case under the Federal Bankruptcy Code shall have commenced with respect to the Lessee or any event or condition shall have occurred which would permit a court to order the commencement of a case under Section 303 of the Federal Bankruptcy Code against the Lessee; or

         (g) The FAA or the Department of Transportation or any other governmental authority shall have suspended, revoked, terminated or materially restricted the Lessee's rights or status as a Certificated Air Carrier or its Air Carrier Operating Certificate; or

         (h) The Lessee shall be in default (i) in respect of any obligation for borrowed money or any lease (whether a finance lease or an operating lease) of any aircraft or other equipment material to the Lessee's operations or (ii) in respect of any other agreement with the Lessor or any of its Affiliates; or

         (i) Any event or condition shall occur which, in the reasonable opinion of the Lessor, constitutes or results in a material adverse change in the Lessee's financial condition or the Lessee's ability to perform its obligations under the Lease; or

         (j) Any security, deposit, guaranty or other credit enhancement required by the Commercial Supplement shall lapse, cease to be maintained or become unenforceable (or Lessee shall assert that the same is unenforceable) in whole or in any material part; or

         (k) Any additional Event of Default specified in the Commercial Supplement shall have occurred and be continuing.

SECTION 17.  REMEDIES.

         Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, declare the Lease to be in default by a written notice to the Lessee (provided that the Lease shall be deemed to have been declared in default without the necessity of such written notice upon the occurrence of any Event of Default described in paragraph (f) of Section 16 hereof) and at any time thereafter, so long as the Lessee shall not have remedied all outstanding Events of Default, the Lessor may do one or more of the following as the Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect:

         (a) cause the Lessee, upon the written demand of the Lessor and at the Lessee's expense, to return promptly all or such part of the Aircraft as the Lessor may so demand to the Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of Section 14 as if the Aircraft were being returned at the end of the Term, or the Lessor, at its option, may enter upon the premises where all or any part of the Aircraft is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to the Lessor for or by reason of such entry or taking of possession or removal, whether for the restoration of damage to property caused by such taking or otherwise; or

         (b) hold, use, operate, lease to others or keep idle all or any part of the Airframe or such Engine as the Lessor, in its sole discretion, may determine, all free and clear of any rights of the Lessee except as hereinafter set forth in this Section 17 and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect thereto, except to the extent required by paragraph (d) below if the Lessor elects to exercise its rights under such paragraph (d) in lieu of its rights under paragraph (c) below; or

         (c) whether or not the Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above with respect to all or any part of the Aircraft, the Lessor, by written notice to the Lessee specifying a Payment Date, may demand that the Lessee pay to the Lessor, and the Lessee shall pay the Lessor, on such Payment Date, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due on such Payment Date and for the remainder of the Term), an amount equal the excess, if any of the net present value (discounted at the interest rate set forth in Federal Reserve Statistical Release H.15(519) for Treasury constant maturities having a maturity nearest to the Expiration Date) of the Basic Rent which would have been payable to and including the Expiration Date under the Lease had the Lease not been declared in default minus the net present value (discounted as aforesaid) of the fair market rental value of the Aircraft for such period; or

         (d) in the event Lessor, pursuant to paragraph (b) above, shall have leased the Aircraft, in lieu of exercising its rights under paragraph (c) above with respect to the Aircraft, the Lessee may, if is shall so elect, demand that the Lessee pay the Lessor, and the Lessee shall pay to the Lessor, on the date of such lease, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due on such Rent payment Date and for the remainder of the Term), an amount equal to the excess, if any of the net present value (discounted as aforesaid) of the basic rent payable under such lease for the period ending on the earlier of its scheduled term or the Expiration Date; or

         (e) the Lessor may cancel the Lease, or may exercise any other right or remedy which may be available to it under Applicable Law or proceed by appropriate court action to enforce the terms or to recover damages for the breach hereof. Any payment of liquidated damages under paragraph (c) or (d) above shall be deducted from any award of damages herein.

         In addition, the Lessee shall be liable, except as otherwise provided in paragraphs (c) and (d) above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the retaking or return of the Aircraft in accordance with the terms of Section 14 or in placing Aircraft in the condition and airworthiness required by such

Section. For purposes of paragraph (c) above, "fair market rental value" shall be the amount which a lessee, under no compulsion to lease, would agree to pay for the lease of the Aircraft in its then existing condition for a period ending on the Expiration Date. Except as otherwise expressly provided above, no remedy referred to in this Section 17 is intended to be exclusive, but each shall be cumulative and in addition to any other remedies.

SECTION 18.  MISCELLANEOUS

         (a)      Applicable Law.

The Lease will in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia (excluding the conflict laws provisions thereof).

         (b)      Notices.

Unless otherwise specifically provided herein, all notices required or permitted by the terms hereof will be in writing and will be deemed to have been duly given when delivered personally or otherwise actually received or five days after being deposited in the United States mail, registered, postage prepaid, addressed if to the Lessor or the Lessee at the address for notices set forth below its signatures to the Lease and if to any Financing Party at the address set forth in the Commercial Supplement or pursuant to Section 18(e), or at such other place as any such party may designate by notice given in accordance with the Section to the other parties.

         (c)      Judicial Proceedings

                  (i) Any judicial proceeding brought against the Lessee with respect to the Lease may be brought in any court of competent jurisdiction in the Commonwealth of Virginia, and, by execution and delivery of the Lease, the Lessee (x) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with Lease and (y) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or preceding brought in such a court or that such court is an inconvenient forum. The Lessee hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 18(b), and service so made will be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein will affect the right to serve process in any other manner permitted by law or will limit the right of the Lessor to bring proceedings against the Lessee in the courts of any other jurisdiction.

                  (ii) Any judicial proceeding by the Lessee against the Lessor involving, directly or indirectly, any matter in any way arising out of, related to, or connected with the Lease will be brought only in a court located in the Commonwealth of

Virginia.

                  (iii) The Lessee and the Lessor hereby waive trial by jury in any judicial proceeding to which they are both parties involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with the Lease or the relationship established hereunder.

         (d)      Unenforceability.

Any provision of the Lease which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

         (e)      Assignment.

                  (i) Prohibition of Assignment by the Lessee. The Lessee will not assign, convey or otherwise dispose of any of its rights or obligations under the Lease without first obtaining the prior written consent of the Lessor and the Financing Parties, which consent from the Lessor sahll not be unreasonably witheld.

                  (ii) Assignment by the Lessor. The Lessor may, without the consent of the Lessee, assign any of its rights or obligations under the Lease or any of its right, title or interest in and to the Aircraft, including (without limitation) pursuant to a sale-leaseback, a securitization or mortgage financing pursuant to which the rights of any head lessor or secured party may be superior to the rights of the Lessee hereunder in the event that the Lessor defaults under its obligations thereunder. The Lessor will promptly notify the Lessee of any such assignment and the Lessee agrees to promptly execute and deliver in connection with any such assignment such documents and assurances (including, without limitation, a consent to Assignment) and to take such further action as the Lessor may reasonably request to establish or protect the rights and remedies created or intended to be created in favor or any assignees in connection with any such assignment.

         (f)      Lessor's Rights to Perform for the Lessee.

If the Lessee fails to perform or observe any covenant, condition or agreement to be performed or observed by the Lessee under the Lease, the Lessor may perform or observe such covenant, condition or agreement at the cost and expense of the Lessee, and the Lessee will reimburse the Lessor for such cost and expense on demand.

         (g)      Survival.

The Lessee's obligations to indemnify the Lessor and the Financing Parties set forth in Sections 15(e) and 15(f) will survive the termination or other cancellation of the Lease and the return of the Aircraft pursuant to Section 14.

         (h)      Integrated Agreement.

The Lease embodies the entire agreement and understanding between the Lessor and the Lessee relating to the lease of the Aircraft and other items to be delivered hereunder. Any other previous oral or written communications, representations, agreements or understandings between the Lessor and the Lessee with respect to the leasing of the Aircraft are superseded and canceled by the Lease.

         (i)      Waivers, headings.

No term or provision of the Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. The Lease will constitute an agreement of lease, and nothing contained herein will be construed as conveying to the Lessee any right, title or interest in the Aircraft except as lessee only. The section and paragraph headings in the Lease and the table of contents are for convenience or reference only and will not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of the Lease.

         (j)      Time.

Time is of the essence.

         (k)      Counterparts.

This Operating Lease, the Acceptance Supplement and the Commercial Supplement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto were upon the same instrument.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, this Operating Lease [920] has been executed and delivered by the duly authorized representatives of the Lessor and the Lessee as of the date hereof.

         Jet Acceptance Corporation

         By:_____________________
         Name:
         Title:   Vice President

         Address for Notices:
         15000 Conference Center Drive
         Suite 200

         Chantilly, Virginia 20151
         Attn:  Vice President, Commercial

         Address for Payments:
         All payment of Rent should
         be sent as follows:
         CITIBANK
         Wilmington, Delaware
         Routing No. 031100209
         Account No. 3855-8704
         for British Aerospace Asset Management Turboprops


         CCAIR, Inc.


         By:______________________
         Name:
         Title:

         Address for Notices:
         4700 Yorkmont Road
         Suite 205
         Charlotte, North Carolina 28208
         Attention: President

Receipt of this original counterpart of the foregoing Operating Lease [920] is hereby acknowledged this ___ day of ____________, 199__.


STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, Security Trustee

By:      _______________________

                  Title: ______________________
Exhibit A
Form of Acceptance Supplement

         ACCEPTANCE SUPPLEMENT [920], dated December __, 1997, between Jet Acceptance Corporation, a Delaware corporation, as lessor (the "Lessor"), and CCAIR, Inc., a Delaware corporation, as lessee (the "Lessee").

         WHEREAS, the Lessor and the Lessee have entered into that certain Operating Lease [920], dated as of November 24, 1997 (the "Operating Lease"; capitalized terms used herein without other definition have the respective meanings set forth in the

Operating Lease) which provides for the acceptance of the Aircraft to be evidenced by the execution and delivery of an Acceptance Supplement;

         WHEREAS, the Lessor has tendered the Aircraft to the Lessee for acceptance under the Lease and the Lessee has agreed to accept the Aircraft for lease under the Lease;

         NOW THEREFORE, the Lessor and the Lessee hereby agree as follows:

         1. The Lessor hereby delivers and leases to the Lessee under the Lease and the Lessee hereby accepts and leases from the Lessor under the Lease the Aircraft more fully described in Schedule I hereto at ______ (time) on the date hereof at _______ (location).

         2. Unless sooner canceled or terminated in accordance with the terms of the Lease, the Lease will terminate on January 1, 1999 (the "Expiration Date").

         3. On the date hereof, the remaining life of the time and cycle limited parts of the Aircraft is as set forth in Schedule II hereto.

         4. The Aircraft has been delivered with the logs, manuals, certificates, data and inspection, modification, repair and overhaul records listed in Schedule III hereto and the loose equipment listed in Schedule IV hereto.

         5. The Lessee acknowledges that the Aircraft conforms to the Lessee's requirements with the exception of the items listed in the work package set forth in Schedule V hereto and that the Lessee has accepted the Aircraft under the Lease "AS IS, WHERE IS". Lessor and Lessee, after Lessee's inspection of the Aircraft at the maintenance facility, shall make any changes to the Schedule V work package necessary for the Aircraft to meet airworthiness and FAA Part 121 equipment requirements on the Delivery Date. Lessor and Lessee shall sign a delivery receipt incorporating such revised Schedule V and evidencing Lessee's irrevocable acceptance of the Aircraft.

         6. The Lessee confirms that the Delivery Date is the date hereof.

         7. Subject to the provisions of Section 1(d) of the Operating Lease, all of the terms and provisions of the Operating Lease are incorporated in this Acceptance Supplement to the same extent as if fully set forth herein.

[Signatures to follow on next page]

IN WITNESS WHEREOF, this Acceptance Supplement [920] has been executed and delivered by the duly authorized representatives of the Lessor and the Lessee as of the date hereof.

         Jet Acceptance Corporation

         By_____________________
         Name:
         Title:  Vice President


         CCAIR, Inc.

         By_____________________
         Name:
         Title:

Schedule I                                          Aircraft Description

Airframe:

         Manufacturer: British Aerospace

         Model:   Jetstream Super 31 (3201)

         Serial Number: 920

         U.S. Registration Number:  N920AE

Engines:

         Manufacturer: Garrett AiResearch

         Model:   TPE331-12UAR-704H

         Serial Numbers: P66251 and P66288


Propellers:

         Manufacturer: McCauley

         Model:   4HFR34C653/L106FA-0

         Serial Numbers: 902204 and 902206


Schedule II                                          Time and Cycles

On the Delivery Date, the time and cycles on the Airframe, Engines and Propellers were as follows:

         Schedule III                           Aircraft Documentation

The following documentation was delivered with the Aircraft:


         Schedule IV                                 Loose Equipment


The following Loose Equipment was delivered with the Aircraft:


         Schedule V  Work Package
Exhibit B                                      Form of Return Certificate


         RETURN CERTIFICATE [920], dated ______, ___, between Jet Acceptance Corporation, a Delaware corporation, as lessor (the "Lessor"), and CCAIR, Inc., a Delaware corporation, as lessee (the "Lessee").

         WHEREAS, the Lessor and the Lessee have entered into that certain Operating Lease [920], dated as of November 24, 1997 (the "Operating Lease"; capitalized terms used herein without other definition have the respective meanings set forth in the Operating Lease);

         WHEREAS, the Lessee has on the date hereof tendered the Aircraft for return to the Lessor pursuant to Section 14 of the Lease and the Lessor has agreed to accept the return of the Aircraft;

         NOW THEREFORE, the Lessor and the Lessee hereby agree as follows:

         1. the Lessee hereby redelivers to the Lessor the Aircraft more fully described in Schedule I hereto on _________(date and time) at ________________(location).

         2. On the date hereof, the remaining life of the time and cycle limited parts of the Aircraft is as set forth in Schedule II hereto.

         3. The Aircraft has been returned with the logs, manuals, certificates, data and inspection, modification, repair and overhaul records listed in
Schedule III hereto and the loose equipment listed in Schedule IV hereto.

         4. The Lessor hereby accepts the return of the Aircraft and confirms to the Lessee that, except as set forth in Schedule V hereto, the Aircraft has been returned in compliance with Section 14 of the Lease.

IN WITNESS WHEREOF, this Return Certificate [920] has been executed and delivered by the duly authorized representatives of the Lessor and the Lessee as of the date hereof.

         Jet Acceptance Corporation

         By:___________________________

         Name:
         Title:



         CCAIR, Inc.

         By:___________________________

         Name:
         Title:

[Each of the Schedules to this Return Certificate are to be initialed by the Lessor and the Lessee.]

Schedule I                                     Aircraft Description

Airframe:

         Manufacturer: British Aerospace

         Model:   Jetstream Super 31 (3201)

         Serial Number: 920

         U.S. Registration Number:

Engines:

         Manufacturer: Garrett AiResearch

         Model:   TPE331-12

         Serial Numbers:


Propellers:

         Manufacturer: McCauley

         Model:

         Serial Numbers:


Schedule II                                          Time and Cycles


On the date of return of the Aircraft, the time and cycles on the Airframe, Engines and Propellers were as follows:


Schedule III                                      Aircraft Documentation

The following Aircraft Documentation was returned with the Aircraft:


Schedule IV                                   Return Condition Discrepancies

[Discrepancies or reservations to be listed or "None" should be indicated].



Commercial Supplement [920]

         COMMERCIAL SUPPLEMENT [920], dated November 24, 1997 between Jet Acceptance Corporation, a Delaware corporation, as lessor (the "Lessor"), and CCAIR, Inc., a Delaware corporation, as lessee (the "Lessee").

         WHEREAS, the Lessor and the Lessee have entered into that certain Operating Lease[920], dated as of November 24, 1997 (the "Operating Lease"; capitalized terms used herein without other definition have the respective meanings set forth in the Operating Lease), which Operating Lease contemplates that certain terms will be set forth in a Commercial Supplement;

         NOW THEREFORE, the Lessor and the Lessee hereby agree as follows:

         Section 1. Definitions. The following terms will have the meanings set forth below for all purposes of the Lease:

         "Additional Financing Parties" mean each of the Persons specified as an "Additional Financing Party" on Schedule I or other Persons which the Lessor from time to time notifies Lessee pursuant to Section 18(e) of the Lease are to be an Additional Financing Party.

         "Aircraft Maintenance Payment" means the applicable amount per Flight Hour or Cycle payable monthly in arrears with respect to the Airframe, Engines and Propellers as specified in Schedule I hereto.

         "Approved Engine Service Plan" means an agreement, in form and substance reasonably satisfactory to the Lessor, with the Manufacturer of the Engines or such other third party maintenance provider reasonably satisfactory to the Lessor, providing for scheduled and unscheduled maintenance of the Engines, as the same may be amended, modified or supplemented from time to time with the consent of the Lessor.

         "Approved Maintenance Program" means the Manufacturer's recommended maintenance program with respect to the Aircraft as approved by the FAA for use by the Lessee, which maintenance program shall require, inter alia, that the Lessee maintain (x) each Engine on a maintenance schedule which incorporates each Major Shop Visit and (y) each other time controlled component on the Aircraft on a maintenance schedule which incorporates hardtime overhauls at an interval which is no greater than that which is recommended for such event by the component's manufacturer.

         "BAAM" means British Aerospace Asset Management, Inc., a Delaware corporation formerly known as JSX Capital Corporation.

         "BAI Term Sheet" means the BAI Term Sheet signed by British Aerospace, Inc. (now British Aerospace Holdings, Inc. as successor in interest), Lessor and Lessee as incorporated into The Plan by the Order Confirming Plan entered by the Bankruptcy Court for the Western District of North Carolina in the case In Re:
CCAir, Inc., No. C-B-90-30927.

         "Basic Rent" means all rent payable pursuant to Section 5(a) of the Operating Lease and, with respect to any Payment Date, the amount set forth in
Schedule I hereto with respect to such Payment Date.

         "British Aerospace Entities" means, collectively and individually, Lessor, British Aerospace Holdings, Inc. and BAAM.

         "Cycle" shall mean as that term is defined by the applicable Manufacturer.

         "Damage Threshold Amount" means the amount set forth in Schedule I hereto.

         "Delivery Location" means Kingman, Arizona or any other location mutually agreed by the parties.

         "Estimated Delivery Date" means December 23, 1997.

         "Expiration Date" means the date specified in Schedule I hereto and the Acceptance Supplement.

         "Fair Market Value" means, with respect to Major Shop Visit or hard time overhaul of any Aircraft component, including without limitation, any Engine or Propeller, that price which is the arithmetic mean price then obtainable for such service (exclusive of shipping and insurance) from three FAA approved service centers none of which is affiliated with the Lessee, two of which shall selected by the Lessor and one of which shall be selected by the Lessee; provided however each such quote shall be stated in writing by the vendor.

         "Final Delivery Date" means March 23, 1998.

         "Financing Documents" means each of the documents or agreements specified as "Financing Documents" on Schedule I or such other agreements or documents which the Lessor from time to time notifies the Lessee pursuant to
Section 18(e) of the Lease are to be Financing Documents.

         "Financing Parties" means each of the Persons specified as a "Financing Party" on Schedule I or such other Persons that the Lessor from time to time notifies the Lessee pursuant to Section 18(e) of the Lease are to be a Financing Party.

         "Flight Hour" means each hour or part thereof elapsing from the moment at which the wheels of the Aircraft leave the ground on the take-off of the Aircraft until the wheels of the Aircraft touch the ground on the next landing of the Aircraft. For the purpose of all calculations under this Lease measured in "Flight Hours", such hours, including fractions thereof measured in minutes, shall be accumulated throughout each Rental Period.

         "Geographical Limits" means the continental United States, Canada, Mexico, Bermuda, and the Bahamas.

         "Head Lease" means the Lease Agreement between First Security Bank, National Association (formerly known as First Security Bank of Utah, National Association), not in its individual capacity but solely as owner trustee under a Trust Agreement dated June 15, 1991(the "Trust Agreement"), as lessor, and Lessor, as lessee, dated as of June 15, 1991.

         "Head Lessor" means First Security Bank, National Association, not in its individual capacity but solely as owner trustee under the Trust Agreement

         "Indemnified Parties" means the Lessor, each Financing Party, each Additional Financing Party, and all affiliates, successors, assigns, agents, servants, officers and employees of each of the foregoing.

         "Insurance Deductible Amount" means the amount set forth in Schedule I hereto.

         "Insured Parties" means each of the Financing Parties, the Lessor, the Additional Financing Parties, and any other Person which the Lessor from time to time notifies the

Lessee is to be an Insured Party.

         "Legend" means the legend to be set forth in the nameplate referred to in Section 9(b): first security bank, n.a., as owner-trustee, owner, and lessor state street bank and trust company of connecticut, n.a, as security trustee and mortgagee or such other legend which the Lessor from time notifies the Lessee is to be set forth in such nameplate.

         "Lien Limitation" means $25,000.

         "Loan Agreement" means the Amended and Restated Loan Agreement between Lessee and BAAM dated February 10, 1995 as the same has been or may hereafter be amended.

         "Loss Payee" means First Security Bank, National Association.

         "MACRO Program" means a materials and component repair and overhaul agreement with respect to the Aircraft between Lessee and AI(R) American Support, Inc. the terms and conditions of which shall be acceptable to Lessor.

         "Memorandum of Understanding" means the Memorandum of Understanding dated November 11, 1997 between British Aerospace Asset Management, Inc. and Lessee in respect of, inter alia, the Aircraft.

         "Minimum Liability Coverage" means the amount set forth in Schedule I hereto.

         "Owner" means First Security Bank, National Association.

         "Payment Date" means each of the dates listed in Schedule I hereto under "Basic Rent" under the column titled "Payment Date".

         "Plan" means the Plan by Order Confirming Plan entered by the Bankruptcy Court for the Western District of North Carolina in the case styled In Re: CCAir, Inc. No. C-B-90-30927.

         "Rental Period" means the period from and including any Payment Date (or, in the case of the first Rental Period, from and including the Delivery
Date) to and including the day preceding the next Payment Date or, in the case of the final Rental Period, the Expiration Date.

         "Stipulated Loss Value" means, with respect to any Payment Date, the amount set forth in Schedule I hereto with respect to such Payment Date.

         Section 2.  Additional Conditions Precedent.

         (a) Lessee shall execute such security agreements, and any financing statement required by Lessor, granting Lessor a security interest in and to all presently existing and subsequently created accounts receivable of Lessee and all proceeds thereof and all ticket stock owned or held by Lessee or by any party on behalf of Lessee and all proceeds thereof (the "Receivables Security Interest"). The Receivables Security Interest shall secure all of Lessee's obligations to Lessor (including but not limited to Lessee's obligations under this Lease) or British Aerospace Entities, other than Plan payments. The Receivables Security Interest in favor of Lessor shall be subject only to: (x) the setoff rights in favor of USAirways arising under the code sharing agreement dated as of November 1, 1988 as amended through January 23, 1991, effected under the Airline Clearing House Agreement, and pursuant to the Order entered by the Bankruptcy Court in the Bankruptcy Case on July 16, 1990; and (y) a security interest in favor of BAAM to secure the Loan as that term is defined in the Loan Agreement as the same has been or may hereafter be amended.

         (b) Lessee shall submit to Lessor a business plan in form and substance acceptable to Lessor and accepted by Shorts outlining the terms and conditions of Lessee's removal of the Shorts 360 aircraft from its fleet and the financing transaction related thereto;

         (c) Lessee shall submit to Lessor its plan for recapitalization and such plan shall provide for Lessee's receipt of at least $1,500,000 of additional equity and shall be in form and substance acceptable to Lessor;

         (d) Lessee shall be current in making rent and any other payments pursuant to any other sublease agreements for Jetstream 3101 aircraft and aircraft spare parts between Lessor or any British Aerospace Entity and Lessee and shall be in full compliance with any return conditions or other terms and conditions under such sublease agreements with regard to any of such Jetstream 3101 aircraft and aircraft spare parts; and

         (e) Lessee shall submit to Lessor its current and projected financial statements and business plan and such financial statements and business plan shall be in form and substance acceptable to Lessor; and

         (f) The Aircraft shall be enrolled in the MACRO program.

         Section 3.  Specific Maintenance and Return Conditions.

         (a)      Additional Return Conditions.

         In the event that at the time of expiration or termination of this Lease, an Event of Default has occurred and is continuing under the MACRO Program or the Aircraft is not enrolled in the MACRO Program; and there exists a difference in the overall maintenance status of the Aircraft at the time of the Aircraft's return to Lessor from the overall maintenance status of the Aircraft at the time of original delivery and acceptance of the

Aircraft under this Lease with respect to hours, cycles or calendar-time remaining on those time controlled Aircraft components listed on Schedule II attached hereto other than Engines, Lessor of Lessee, as the case may be, shall pay the other party of positive or negative overall contribution to the value of the maintenance condition of the Aircraft based upon the following formula:

         Adjustment=((TRd-TRr)*(Vo/TBO)

         Where:

         "Adjustment" - is the sum of the difference in value for all individual Components (as defined below) fitted on the Aircraft between the maintenance standard as defined above and the value at the date of return.

         "Components" - as used in this Section, is defined as all time controlled components (other than Engines) fitted on the Aircraft as listed in
Schedule II attached hereto and incorporated into this Agreement by reference;

         "TBO" - is the limit between major maintenance events (overhauls, inspections, or replacements) for each Component as specified in Aircraft Manufacturer's Recommended Maintenance Manual applicable to the Aircraft and as generally accepted in the United States for operation of such Aircraft as adjusted or amended by the Manufacturer from time to time; provided however, that such change is universally recommended by the Aircraft Manufacturer and not merely recognized as an alternative or option under such program.

         "Vo" - is the projected cost of each major maintenance event for each Component based on the direct cost of overhaul, inspection or replacement for said Components at the then published Manufacturer's flat rate for such service or replacement.

         "TRd" - is the time remaining on each Component at the original delivery and acceptance of the Aircraft under the applicable Lease of the Aircraft until the next scheduled major maintenance event, as identified at the time of delivery.

         "TRr" - is the time remaining on each Component at the time of return of the Aircraft until the next scheduled major maintenance event, as identified at the time of return.

         (1) Notwithstanding any provision to the contrary contained in this Lease, in the event that the time between hard time overhaul for any component is generally extended by the manufacturer beyond that limit specified in
Schedule II prior to Aircraft return, the applicable limit in Schedule II shall be modified to mirror such extension.

         (2) Any financial adjustments made pursuant to this Section 3 shall be based on the then Fair Market Value available for such overhaul at the time of Aircraft return.

         (3) In the event any monies are owing by Lessee pursuant to the calculation set forth in this Section 3, any net balances of Aircraft Maintenance Payments remaining after application to all qualifying outstanding maintenance events excluding amounts collected with respect to Engines shall be applied as a reduction against such amount otherwise due from Lessee in accordance with the calculation.

                  (ii).....Upon return of the Aircraft, the Engines shall be freshly overhauled or, alternatively, the Lessee shall pay for all time consumed on the Engines (including its life cycle fatigue components) since the last hard time overhaul and since the last hot section inspection in an amount equal to the number of Flight Hours accumulated on each Engine since the last such event (as applicable) multiplied by the then applicable Aircraft Maintenance Payment set aside rate for the Engines as specified in accordance with this Lease, taking into account any net balances of such reserves then remaining with respect to the Engines after application to all qualifying hot section inspections and overhauls.

         (c) Engine Service Plan. If at any time during the Term of this Lease, Lessee is requested in writing by Lessor, Lessee shall enroll and maintain the Engines under an Approved Engine Service Plan.

         Section 4.  Additional Events of Default.

         (a) Lessee shall be in default under the MACRO Program; or

         (b) A Default or breach of any term of the Plan, including, but without limitation, a Default in payments under the Plan; or

         (c) The Receivables Security Interest shall cease to be in full force and effect; or

         (d)      [Not Used]

         (e) The code sharing agreement between Lessee and USAirways shall cease to be in full force and effect or shall have been amended, modified or supplemented without Lessor's consent and such amendment, modification, or supplement would materially adversely affect the ability of Lessee or any affiliate subsidiary of Lessee to perform its obligations hereunder or under any other lease between Lessee and Lessor.

         Section 5.  Subordination; assignment.

         (a) Anything in the Operating Lease to the contrary notwithstanding, Lessee's rights thereunder to the possession, use and enjoyment of the Aircraft shall be subject to the rights of the Owner Trustee under the Head Lease in and to the Aircraft and the rights of the Security Trustee in respect of the Aircraft, and Lessee confirms and agrees that its rights and interests under the Operating Lease are in all events subject and junior to the rights and interests of the Owner Trustee and the Security Trustee. Upon written notice to Lessee by the Owner Trustee or the Security Trustee that an Event of Default has occurred and is continuing under the Head Lease, the Owner Trustee or the Security Trustee may require that all rentals and other sums due under the Operating Lease in respect of the Aircraft shall thereafter be paid directly to the Owner Trustee or the Security Trustee (in each case, without further liability to make such payments to Lessor) and that in the event the Head Lease shall have been terminated pursuant to Section 18 thereof, the Owner Trustee or the Security Trustee, as the case may be, may, at its option, by written notice to Lessee after the date of such termination:

                  (i) require Lessee to enter into an agreement in form and substance satisfactory to the Owner Trustee or the Security Trustee, as the case may be, and its counsel, attorning to and recognizing the Owner Trustee or the Security Trustee, as the case may be, as the Lessor thereunder; or

                  (ii) terminate the Operating Lease and require prompt delivery by Lessee of the Aircraft to the Owner Trustee or the Security Trustee, as the case may be, in accordance with the provisions of Section 14 thereof.

         (b) Unless and until Lessee shall have received any such written notice from the Owner Trustee or the Security Trustee requiring attornment or terminating the Operating Lease, Lessee shall be and remain fully obligated under the Operating Lease notwithstanding the continuance of any Event of Default under the Head Lease or the termination thereof pursuant to Section 18 thereof.

         (c) Lessee hereby acknowledges notice of, and hereby consents to, the assignment of this Operating Lease to the Owner Trustee pursuant to the terms of a sublease security assignment and from Lessor to the Security Trustee pursuant to the terms of a security agreement.

         Section 6. Incorporation of Terms of Lease. Subject to the provisions of Section 1(d) of the Lease, all of the terms and provisions of the Operating Lease are incorporated in this Commercial Supplement to the same extent as if fully set forth herein.

         Section 7. Confidentiality. This Commercial Supplement contains confidential financial information and is intended to be proprietary and confidential and each of the parties hereto agrees to treat this Commercial Supplement as proprietary and confidential. No information contained in this Commercial Supplement will be made available by any party hereto to anyone except (A) in the case of the Lessor, to existing or prospective Financing Parties and their respective counsel, independent insurance brokers or other agents, who agree to hold such information proprietary and confidential, (B) to the Lessee's or the Lessor's counsel or independent certified public accountants, independent insurance brokers or other agents who agree to hold such information proprietary and confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation or (D) as may be necessary for purposes of protecting the interests of any such Person or for enforcement of the Lease; provided, that any and all disclosures permitted by clauses (C) or (D) above will be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted.

IN WITNESS WHEREOF, this Commercial Supplement [920] has been executed and delivered by the duly authorized representatives of the Lessor and the Lessee as of the date hereof.

         Jet Acceptance Corporation


         By:___________________________
         Name:
         Title:  Vice President


         CCAIR, Inc.


         By:___________________________
         Name:
         Title:

Schedule I

Certain Terms

a.       Basic Rent:

         Basic Rent will be payable monthly in arrears on each Payment Date in the amount set forth opposite such Payment Date below:

Payment Date :
Basic Rent:

Delivery Date until March 23, 1998
$0

March 24, 1998 to Expiration Date
$15,000.00

b.       Stipulated Loss Value:

         The Stipulated Loss Value as of any Payment Date will be the amount set forth below opposite such Payment Date:

         [See attached Stipulated Loss Value Table]

c.       Expiration Date.

         Unless sooner canceled or terminated in accordance with the terms of the Lease, the Lease will terminate on January 1, 1999 (the "Expiration Date").

d.       Insurance:

         "Claim Notification Amount" means $250,000.

         "Damage Payment Threshold" means $250,000.

         "Insurance Deductible Amount" means $250,000.

         "Minimum Liability Coverage" means $150,000,000.

e.       Financing Parties:

         Each of the following Persons is a "Financing Party":

         First Security Bank, National Association

         AT&T Capital Holdings International, Inc.

         State Street Bank and Trust Company of Connecticut, National
         Association

         PFL Life Insurance Company

         Monumental Life Insurance Company

         Pacific Fidelity Life Insurance Company

         Western Reserve Life Assurance Company of Ohio

         Alexander Hamilton Life Insurance Company of America

         First Alexander Hamilton Life Insurance Company of America

Additional Financing Parties:

         Each of the following Persons is an "Additional Financing Party":

         Sara Leasing, Inc.

         Sentinel Investment (Shannon) Limited

         Woodchester Finance Limited

         Hill Samuel Bank Limited

         Hill Samuel (Jetstream) Limited

         British Aerospace Holdings, Inc.

Financing Document:

         Each of the following documents or agreements is a "Financing
Document":

         Participation Agreement among Head Lessor, Lessor, AT&T Capital Holdings International, Inc., PFL Life Insurance Company, Monumental Life Insurance Company, Pacific Fidelity Life Insurance Company, Western Reserve Life Assurance Company of Ohio, Alexander Hamilton Life Insurance Company of America, First Alexander Hamilton Life Insurance Company of America, and State Street Bank and Trust Company, N. A. dated as of June 15, 1991

         Trust Agreement between Head Lessor and AT&T Capital Holdings International, Inc. dated as of June 15, 1991

         Security Agreement-Trust Deed between Head Lessor and State Street Bank and Trust Company, N.A. dated as of June 15, 1991

         Lease Agreement between Head Lessor and Lessor dated as of June 15, 1991, as supplemented and amended from time to time

         Tax Indemnity Agreement between Lessor and AT&T Capital Holdings International, Inc. dated as of June 15, 1991

         Assignment of Sublease between Lessor and Head Lessor dated as of June 15, 1991

         This Operating Lease [920], Acceptance Supplement [920], and Commercial Supplement [920]


Schedule II

HOUR, CYCLE OR CALENDAR-TIME CONTROLLED AIRCRAFT COMPONENTS